As filed with the U.S. Securities and Exchange Commission on June 22, 2026

Commission File No. 333-292164

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 7

TO

FORM S-1

BOUMARANG INC.

(Exact name of registrant as specified in its charter)

Delaware	3812	99-4273591
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

200 Spectrum Center Drive

Irvine, California 92618

Telephone: (949) 720-2550

(Address, including zip code, telephone number, including area code, and email address of registrant’s principal executive offices)

Harvard Business Service

16192 Coastal Hwy.

Lewes, Delaware 19958

Telephone: (302) 645-7400

(Name, address, including zip code, telephone number, including area code, and email address of agent for service)

Copy To:

William B. Barnett, Esq.

Barnett & Linn

60 Kavenish Drive

Rancho Mirage, California 92270

Telephone: (818) 424-6567

Email:wbarnet@wbarnettlaw.com

As soon as practicable after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large, accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act

☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Boumarang Inc. is filing this Amendment No. 7 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-292164) (the “Registration Statement”) as an exhibit-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed Exhibit 5.1. The remainder of the Registration Statement is unchanged and has been omitted.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Number		Exhibit Description
3.1*		Certificate of Incorporation of Boumarang, Inc. filed July 26, 2024.

3.2*		Bylaws of Boumarang, Inc.

4.1*		Form of Notice of Issuance of Uncertificated Common Stock of Boumarang Inc. ($2.00 per share)

5.1**		Legal opinion of Barnett & Linn

10.1*		License Agreement as of August 6, 2024

10.2*		IP Agreement with Guinn Partners as of August 28, 2024

10.3*		Hydrogen Fuel Cell Technology Agreement with Eastern Electrolyze Ltd. as of September 30, 2024

10.4*		Asset Purchase and IP Agreement Shore House ÍVF as of December 31, 2024

10.5*		Independent Valuation Report as of January 22, 2025

10.6*		WaveDrone Provisional Patent Filing as of December 3, 2025

10.7*		Tribal Rides – Asset Purchase Agreement as of December 31, 2024

10.8*		Amended and Restated Hydrogen Fuel Cell Technology Co-Development and Purchase Agreement, January 15, 2026

10.9*		Leasing Agreement

10.10*		Form of Regulation S Subscription Agreement (Private Sale, $1.00 per share)

10.11*		Form of Regulation D Subscription Agreement (Private Sale, $1.00 per share)

10.12*		Subscription Rescission and Share Return Agreement

10.13*		Independent Valuation Report Nuvora Energy as of January 19, 2026

21.1*		Subsidiaries of the Registrant

23.1*		Consent of LAO Professionals

23.2**		Consent of Barnett & Linn (reference is made to Exhibit 5.1)*

99.1*		Subscription Agreement ($2.00 per share)

101.PRE	*	XBRL Instance Document

101.INS	*	XBRL Taxonomy Extension Schema Document

101.SCH	*	XBRL Taxonomy Extension Calculation Linkbase Document

101.CAL	*	XBRL Taxonomy Extension Definition Linkbase Document

101.DEF	*	XBRL Taxonomy Extension Label Linkbase Document

101.LAB	*	XBRL Taxonomy Extension Presentation Linkbase Document

107*		Filing Fee Table

* Previously filed

** Filed herewith.

† Executive compensation plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 22, 2026.

Boumarang, Inc.

By:	/s/ Craig Nehrkorn
Name:	Craig Nehrkorn
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig Nehrkorn	Chief Executive Officer and Director	June 22, 2026
Name: Craig Nehrkorn	(Principal Executive Officer)

/s/ Himanshu Sharma	Interim Chief Financial Officer and Treasurer	June 22, 2026
Name: Himanshu Sharma	(Principal Accounting and Financial Officer)

/s/ Candice Beaumont	Director	June 22, 2026
Name: Candice Beaumont

/s/ Imran Firoz	Director	June 22, 2026
Name: Imran Firoz

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